                                                                  EXHIBIT  10.19

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT ("Agreement"), effective this 5th day of March, 1998 (the "Effective Date"), is entered into by and between _________________ ("Executive") and Aura Systems, Inc., a Delaware corporation (the "Company").

          WHEREAS, Executive is a founder of the Company and has been employed by the Company for several years in the capacity of________________; and

          WHEREAS, the Company desires to establish its right to the continued services of Executive, in the capacity described below, on the terms and conditions hereinafter set forth, and Executive is willing to continue such employment on such terms and conditions.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Executive and the Company have agreed and do hereby agree as follows:

          1.  EMPLOYMENT.  The Company does hereby employ Executive and
              ----------
Executive does hereby accept employment as _____________________ of the Company. Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position and shall render such services on the terms set forth herein and shall report to the Company's Board of Directors. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Company's Board of Directors, to the extent consistent with his positions and status as set forth above. Executive agrees to devote to the Company and its subsidiaries such time as shall be necessary for the effective conduct of his duties hereunder.

          2.  TERM OF AGREEMENT.  The term ("Term") of this Agreement shall
              -----------------
commence on the Effective Date and shall continue for a period of three (3) years; provided, however, that on the first anniversary of the Effective Date
       --------  -------
(and on each succeeding anniversary of the Effective Date during the Term), the Term shall automatically be extended by an additional year (unless Executive or the Company shall give the other at least ninety (90) days' prior written notice to the contrary).

          3.  LOCATION.  In connection with Executive's employment by the
              --------
Company, Executive shall be based at the headquarters of the Company in El Segundo, California, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

          4.  COMPENSATION.
              ------------

              (a) BASE SALARY. The Company shall pay Executive an initial annual
                  -----------
base salary at the rate of $____________ per year (the "Base Salary"), payable in equal biweekly installments or at such other time or times as Executive and the Company shall agree. The Base Salary shall be effective December 19, 1997, and is subject to increase as recommended by the Compensation Committee and approved by a majority of the disinterested directors of the Board of Directors. The Base Salary shall be adjusted on or prior to each anniversary of the Effective Date pursuant to the normal historical business practices of the Company; provided, however, that the Base Salary shall be no less than the
         -------- -------
average salary paid to chief executive officers in comparable companies in the Los Angeles metropolitan area as determined by the Company's compensation consultants.

              (b) DISCRETIONARY BONUS. As recommended by the Compensation
                  -------------------
Committee and approved by a majority of the disinterested directors of the Board of Directors, Executive shall be entitled to receive an annual performance bonus (the "Discretionary Bonus") from the Company based on such factors as the Compensation Committee may recommend to the disinterested directors of the Board of Directors.

              (c) TARGET BONUS. Executive shall have the opportunity to earn a
                  ------------
target bonus (the "Target Bonus") up to 50% of Executive's Base Salary based on the attainment of certain criteria recommended by the Compensation Committee and approved by a majority of disinterested directors of the Board of directors. Such criteria may include sales of the Company, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return, reductions in the company's overhead ratio, and expense to sales ratios.

              (d) LIFE INSURANCE. The Company shall maintain a life insurance
                  --------------
policy with a face value equal to two times the Executive's Base Salary on Executive's life (the "Life Insurance Policy"), provided that the annual premiums for such policy shall not exceed $10,000. The beneficiary of such policy shall be designated by Executive.

              (e) STOCK OPTIONS. Subject to the recommendation of the
                  -------------
Compensation Committee and approval by a majority of the disinterested members of the Board of Directors, effective as of the date of this Agreement, the Company shall make a one-time grant (the "Initial Grant") of stock options (the "Options") to Executive to purchase up to _____________ shares of Common Stock, and commencing on the anniversary date of this Agreement and continuing for each year thereafter during the Term, Executive shall be eligible to receive a grant of Options (the "Subsequent Grant") to purchase up to ___________ shares of Common Stock. Such Subsequent Grants shall be made subject to the recommendation of the Compensation Committee and approval by a majority of the disinterested directors of the Board of Directors.

          The per share exercise price of the Initial Grant Options shall be equal to $3.31, which amount is equal to 5% over the fair market value of the Initial Grant Options on the date such Initial Grant Options were granted. The per share exercise price of the Subsequent Grant Options shall equal the fair market value of the Subsequent Grant Options on the date such Subsequent Grant Options are granted. The Options shall vest and become exercisable at the rate of 20% per year on each of the first five anniversaries of the date of grant and the Options shall have a term of ten (10) years from the date of grant.

          Agreements evidencing such options shall provide that the Options may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the aggregate option price by delivery of (i) cash or cash equivalents, (ii) an executed irrevocable exercise notice to the Company to withhold from the number of shares to be purchased as set forth in the notice of exercise that number of shares of Common Stock having a fair market value equal to the aggregate option price of the number of shares to be purchased. The agreements shall also provide that, subject to the unanimous approval by the disinterested directors of the Board of Directors, the Company may make loans available to Executive in connection with the exercise of outstanding Options. The principal amount of the loan will be due and payable (i) in a lump sum at the end of the 2-year period following the exercise date or (ii) upon the earlier sale of the Option stock on a pro-rata basis, and will be with recourse against Executive with respect to principal and interest. The loan will bear interest at the applicable federal rate.

              (f) FRINGE BENEFITS. Executive shall be entitled to participate in
                  ---------------
any fringe, welfare and pension benefit and incentive programs adopted from time to time by the Company for the benefit of its executive employees, and Executive shall continue to be entitled to such other fringe and other benefits provided by the Company to Executive as of the Effective Date.

          Without limiting the generality of the foregoing, Executive shall be entitled to the following benefits:

               (1) Participation in Retirement/Welfare Plans.  Executive shall
                   -----------------------------------------
     be eligible to participate in all savings, retirement, and welfare plans, practices, policies and programs applicable generally to senior executive officers of the Company and its subsidiaries.

               (2) Reimbursement for Business Expenses.  The Company shall
                   -----------------------------------
     reimburse Executive for all reasonable and necessary expenses incurred by Executive in performing his duties for the Company and its subsidiaries.

               (3) Vacation. Executive shall be entitled to the number of paid
                   --------
     vacation days in accordance with the Company's policy applicable to executive officers generally. The timing of paid vacations shall be scheduled in a reasonable manner by Executive.

               (4) Automobile. The Company shall provide Executive during the
                   ----------
     Term with the use of an automobile in accordance with the Company's practice as of the Effective Date of this Agreement.

          5.  TERMINATION OF EXECUTIVE'S EMPLOYMENT.
              -------------------------------------

              (a) DEATH.  In the event Executive's employment hereunder is
                  -----
terminated by reason of Executive's death, (i) if Executive is survived by his then spouse, the Company shall within ten (10) days thereof pay to Executive's estate a lump sum in an amount equal to Executive's then Base Salary, (ii) the Company shall pay all benefits payable to Executive under the terms of the Company's compensation and benefit plans, programs or arrangements, and (iii) all outstanding equity incentive awards (including without limitation stock options granted under the Stock Plan) shall immediately vest and any then outstanding stock options or similar awards held by

Executive to the extent exercisable shall remain exercisable through the end of the stated term thereof.

          (b) DISABILITY.  If, as a result of Executive's incapacity due to
              ----------
physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company or Executive for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability. Upon termination of Executive's employment for Disability, (i) the Company shall within ten (10) days thereof pay Executive a lump sum equal to his then Base Salary, the Company shall pay all benefits payable to Executive under the terms of the Company's compensation and benefit plans, programs or arrangements, and (iii) all outstanding equity incentive awards (including without limitation stock options granted under the Stock Plan) shall immediately vest and any then outstanding stock options or similar awards held by Executive to the extent exercisable shall remain exercisable through the end of the stated term thereof.

          (c) TERMINATION FOR CAUSE.  The Company may terminate Executive's
              ---------------------
employment under this Agreement for Cause at any time prior to expiration of the Term. As used herein, termination for "Cause" shall mean termination upon (1) the willful failure by Executive to materially perform his duties with the Company or to follow the instructions of the Board (other than any such failure resulting from his incapacity due to physical or mental illness), (2) the willful engaging by Executive in conduct that is materially injurious to the Company, monetarily or otherwise, (3) the conviction of Executive of (or the pleading by Executive of nolo contendre to) any felony, fraud or embezzlement or
                         ---- ---------
(4) any willful material breach by Executive of the terms of this Agreement, unless any such breach of this Agreement by Executive that is capable of being corrected is corrected in all material respects within thirty (30) days following written notification by the Company to Executive that the Company intends to terminate the employment of Executive hereunder by reason of a willful material breach of this Agreement for Cause as specified in such written notice to Executive.

          Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors of the Company (the "Board") at a meeting of the Board (after reasonable notice to Executive and opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct described herein, and specifying the particulars thereof in full detail. In the event of termination for Cause, this Agreement shall terminate without further obligation by the Company, except for (i) payment of amounts of Base Salary and any fringe benefits accrued through the date of such termination, and (ii) as otherwise may be provided under the terms of any outstanding equity incentive award.

          (d) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR
              --------------------------------------------------------------
CAUSE.  If Executive's employment is terminated by the Company for any reason
-----
other than Executive's death or Disability or for Cause, (i) the Company shall pay Executive as severance (x) his Base Salary at the rate then in effect through the then remaining Term (or for a period of six months, if greater) (either such period, the "Severance Period") as if Executive had remained employed under this Agreement during the Severance Period, and (y) an annual Discretionary Bonus in an amount equal to Executive's highest annual Discretionary Bonus in the three (3) year period immediately preceding such termination (including annual Discretionary Bonuses received by Executive prior to the Effective Date) payable at the end of each remaining fiscal year ending during the Severance Period, with a pro rata Discretionary Bonus payment at the end of the Term with respect to the period, if any, between the end of the last fiscal year ending during the Severance Period and the end of the Term, (ii) the Company shall continue to make payments with respect to premiums on the Life Insurance Policy through the end of the Severance Period, and (iii) all outstanding equity incentive awards (including without limitation stock options granted under the Stock Plan) shall immediately vest and any then outstanding stock options or similar awards held by Executive to the extent exercisable shall remain exercisable through the end of the stated term thereof.

          (e) NO MITIGATION REQUIRED.  Executive shall not be required in any
              ----------------------
way to mitigate the amount of any payment or benefit provided for under this
Section 5, including, but not limited to, by seeking other employment, nor shall the amount of any payment or benefit provided for under this Section 5 be reduced by any compensation earned by Executive as the result of employment with or services provided to another employer after the date of Executive's termination of employment hereunder, or otherwise; provided, however, that in the event Executive shall
                         --------  -------
breach the provisions of Section 6 hereof, the Company shall have the right, in addition to any other remedies it may have with respect to such breach, to offset any amounts payable hereunder or otherwise owing to Executive by the amount of any compensation earned by Executive as the result of employment with or other services provided to another employer after the date of Executive's termination of employment, or otherwise.

          6.  CONFIDENTIAL INFORMATION AND
              -----------------------------
              NON-COMPETITION.
              ---------------

              (a) CONFIDENTIALITY. Executive acknowledges that in his employment
                  ---------------
hereunder, and during prior periods of employment with the Company and its subsidiaries, he has occupied and will continue to occupy a position of trust and confidence. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company and its subsidiaries. "Confidential Information" shall mean information about the Company and its subsidiaries, and their respective clients and customers that is not disclosed by the Company and its subsidiaries for financial reporting purposes and that was learned by Executive in the course of his employment by the Company and its subsidiaries, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries, and that such information gives the Company and its subsidiaries a competitive advantage. Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company and its subsidiaries or prepared by Executive during the term of his employment by the Company and its subsidiaries.

              (b) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the period
                  -------------------------------------------
in which he is employed by the Company (and, in the event Executive's employment is terminated by the Company for Cause, for a period of one (1) year beyond the expiration of the Term), Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates to divert their business to any business, individual, partner, firm, corporation, or other entity that is then a direct competitor of the Company or its subsidiaries with respect to electromagnetic and electro-optical technology (each such competitor a "Competitor of the Company").

              (c) NON-SOLICITATION OF EMPLOYEES. Executive recognizes that he
                  -----------------------------
possesses and will possess confidential information about other employees of the Company and its subsidiaries relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company and its subsidiaries. Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company and its subsidiaries. Executive agrees that, during the period in which he is employed by the Company (and, in the event Executive's employment is terminated by the Company for Cause, for a period of one (1) year beyond the expiration of the Term), he will not, directly or indirectly, solicit or recruit any employee of the Company or its subsidiaries for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company and its subsidiaries to any other person.

              (d) SURVIVAL OF PROVISIONS. The obligations contained in this
                  ----------------------
Section 6 shall, to the extent provided in this Section 6, survive the termination or expiration of Executive's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          7.  NOTICES.  All notices and other communications under this
              -------
Agreement shall be in writing and shall be given by fax or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

     If to Company:      Aura Systems
                         2335 Alaska Avenue
                         El Segundo, California 90245
                         Attention:  Corporate Secretary
                         ---------
                         Phone:  (310) 643-5300
                         Fax:   (310) 643-8719


     If to Executive:    ______________________-

                         Phone:
                         Fax:

Either party may change such party's address for notices by notice duly given pursuant hereto.

          8.  DISPUTE RESOLUTION; ATTORNEYS' FEES.  The Company and Executive
              -----------------------------------
agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 6, shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association then in effect before a private judge to be determined by mutually agreeable means. Each party shall have the right, in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 6), to attorneys' fees based on a determination by the arbitrator (or, with respect to Section 6, the court) of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

          9.  TERMINATION OF PRIOR AGREEMENTS.  This Agreement terminates and
              -------------------------------
supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company, but only with respect to the matters expressly addressed herein.

          10.  ASSIGNMENT; SUCCESSORS.  This Agreement is personal in its nature
               ----------------------
and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

          11.  GOVERNING LAW.  This Agreement and the legal relations thus
               -------------
created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

          12.  WITHHOLDING.  The Company shall make such deductions and withhold
               -----------
such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

          13.  HEADINGS.  Section headings in this Agreement are included herein
               --------
for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          14.  WAIVER; MODIFICATION.  Failure to insist upon strict compliance
               --------------------
with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

          15.  SEVERABILITY; POOLING.
               ---------------------

               (a) In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

               (b) In the event that the Company is party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment then (A) this Agreement shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (B) to the extent that the application of clause (A) of this Section 15(b) does not preserve the availability of such accounting treatment, then, to the extent that any provision of the Agreement disqualifies the transaction as a "pooling" transaction (including, if applicable, the entire Agreement), such provision shall be null and void as of the date hereof. All determinations under this
Section 15(b) shall be made by the accounting firm whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction.

          16.  INDEMNIFICATION.  The Company and its subsidiaries shall
               ---------------
indemnify and hold Executive harmless for acts and omissions in his capacity as an officer, director or employee of the Company and its subsidiaries to the maximum extent permitted under applicable law.

          17.  COUNTERPARTS.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

                       AURA SYSTEMS, INC.


                       -------------------------------
                       By: Gerald S. Papazian
                       Its: President

                       -------------------------------

                       -------------------------------

                           Schedule to Exhibit 10.19

       The form of Employment Agreement filed as Exhibit 10.19 to this report has been entered into between the Company and the individuals identified below. The terms of these agreements are identical in all material respects except for the terms identified below.



                            COMPENSATION AGREEMENTS

          NAME                 TIER             SALARY          INITIAL GRANT       SUBSEQUENT GRANT
                                                                  OPTIONS                OPTIONS

Zvi (Harry) Kurtzman            I              $385,000          1,000,000               500,000

Gerald S. Papazian              II             $210,000            100,000               100,000

Arthur J. Schwartz              I              $205,000            500,000               250,000

Steven C. Veen                  II             $200,000            100,000               100,000

Cipora Kurtzman Lavut           I              $195,000            500,000               250,000

Neal B. Kaufman                 I              $195,000            500,000               250,000

Michael I. Froch                II             $150,000            100,000               100,000